Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                          For the Month of June 1999
                      Distribution Date of July 15, 1999
                           Servicer Certificate #14

Original Pool Amount                                      $500,864,370.04



Beginning Pool Balance                                    $315,427,555.68
Beginning Pool Factor                                         0.629766409

Principal and Interest Collections:
     Principal Collected                                   $11,901,233.13
     Interest Collected                                     $2,507,499.38

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $666,796.29
Total Additional Deposits                                     $666,796.29

Repos / Chargeoffs                                            $624,948.81
Aggregate Number of Notes Charged Off                                 135

Total Available Funds                                      $14,758,934.47

Ending Pool Balance                                       $303,217,968.07
Ending Pool Factor                                              0.6053894

Servicing Fee                                                 $262,856.30

Repayment of Servicer Advances                                $316,594.33

Reserve Account:
     Beginning Balance  (see Memo Item)                    $17,348,096.58
     Target Percentage                                               5.25%
     Target Balance                                        $15,918,943.32
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                   ($1,429,153.26)
     Ending Balance                                        $15,918,943.32

Current Weighted Average APR:                                       9.407%
Current Weighted Average Remaining Term (months):                   38.50

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,989,551.11      1,533
                                31 - 60 days            $679,783.68        377
                                60+  days               $172,644.55         92

     Total:                                           $2,841,979.34      1,560

     Balances:                  60+  days             $3,220,780.92         92

Memo Item - Reserve Account
     Prior Month                                     $16,559,946.67
+    Invest. Income                                      $64,497.76
+    Excess Serv.                                       $723,652.15
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $17,348,096.58

Exhibit 20.6
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of June 1999

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  5.94%              6.10%

Beginning Pool Balance                         $315,427,555.68
Ending Pool Balance                            $303,217,968.07

Collected Principal                             $11,584,638.80
Collected Interest                               $2,507,499.38
Charge - Offs                                      $624,948.81
Liquidation Proceeds / Recoveries                  $666,796.29
Servicing                                          $262,856.30
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $14,496,078.17

Beginning Balance                              $315,427,555.68     $304,387,474.14     $11,040,081.54

Interest Due                                     $1,562,838.41       $1,506,718.00         $56,120.41
Interest Paid                                    $1,562,838.41       $1,506,718.00         $56,120.41
Principal Due                                   $12,209,587.61      $11,782,252.04        $427,335.57
Principal Paid                                  $12,209,587.61      $11,782,252.04        $427,335.57

Ending Balance                                 $303,217,968.07     $292,605,222.10     $10,612,745.97
Note / Certificate Pool Factor                                              0.6054             0.6054
   (Ending Balance / Original Pool Amount)
Total Distributions                             $13,772,426.02      $13,288,970.04        $483,455.98

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $723,652.15
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $17,348,096.58
(Release) / Draw                                ($1,429,153.26)
Ending Reserve Acct Balance                     $15,918,943.32

Exhibit 20.6
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of June 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  5                      4                       3                    2                   1
                               Feb-99                  Mar-99                 Apr-99               May-99              Jun-99
Beginning Pool Balance    $380,249,600.66        $366,924,379.42         $352,038,070.81      $335,891,805.57     $315,427,555.68

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $935,183.83            $896,231.60             $865,321.50          $943,455.18         $624,948.81
    Recoveries                $768,379.98            $562,437.46             $551,646.83          $435,207.30         $666,796.29

Total Charged Off (Months 5, 4, 3)                 $2,696,736.93
Total Recoveries (Months 3, 2, 1)                  $1,653,650.42
Net Loss / (Recoveries) for 3 Mos                  $1,043,086.51(a)

Total Balance (Months 5, 4, 3)                 $1,099,212,050.89(b)

Loss Ratio Annualized  [(a/b) * (12)]                   1.13873%

Trigger:  Is Ratio > 1.5%                                     No
                                                                              Apr-99               May-99              Jun-99

B)   Delinquency Trigger:                                                  $2,740,484.59        $2,774,311.44       $3,220,780.92
     Balance delinquency 60+ days                                               0.77846%             0.82595%            1.02108%
     As % of Beginning Pool Balance                                             0.82622%             0.82197%            0.87517%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                       3.17829%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer